UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            July 7, 2021

AMREP CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

620 West Germantown Pike, Suite 175 Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (610) 487-0905

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.10 par value	AXR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2021, the Board of Directors (the “Board”) of AMREP Corporation (the “Company”) appointed Christopher V. Vitale as a member of the Board effective as of July 9, 2021. There was no arrangement or understanding between Mr. Vitale and any other persons pursuant to which Mr. Vitale was selected as a director. Mr. Vitale has not been, and is not expected to be, named to any committees of the Board.

Mr. Vitale, age 45, has been President and Chief Executive Officer of the Company since September 2017. From 2014 to September 2017, Mr. Vitale was Executive Vice President, Chief Administrative Officer and General Counsel of the Company and, from 2013 to 2014, he was Vice President and General Counsel of the Company. From 2012 to 2013, Mr. Vitale was Vice President, Legal at Franklin Square Holdings, L.P. and, from 2011 to 2012, he was Assistant Vice President, Legal at Franklin Square Holdings, L.P., a national sponsor and distributor of investment products, where he was responsible for securities matters, corporate governance and general corporate matters. During 2011, Mr. Vitale was the Chief Administrative Officer at WorldGate Communications, Inc. (“WorldGate”), and from 2009 to 2011 he was Senior Vice President, General Counsel and Secretary at WorldGate, a provider of digital voice and video phone services and video phones. In 2012, WorldGate filed a voluntary petition for relief under Chapter 7 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. Prior to joining WorldGate, Mr. Vitale was an attorney with the law firms of Morgan, Lewis & Bockius LLP and Sullivan & Cromwell LLP.

On July 7, 2021, the Company awarded Mr. Vitale a cash bonus of $100,000 and 6,000 restricted shares of common stock of the Company under the AMREP Corporation 2016 Equity Compensation Plan that vest one-third on July 7, 2022, one-third on July 7, 2023 and one-third on July 7, 2024, subject to the continued employment of Mr. Vitale on each vesting date. On July 7, 2021, the Company awarded Adrienne M. Uleau, Vice President, Finance and Accounting of the Company, a cash bonus of $40,000 and 2,500 restricted shares of common stock of the Company under the AMREP Corporation 2016 Equity Compensation Plan that vest as follows: 833 shares on July 7, 2022, 833 shares on July 7, 2023 and 834 shares on July 7, 2024, subject to the continued employment of Ms. Uleau on each vesting date. On July 7, 2021, the Company approved a change in salary to $335,000 for Mr. Vitale and to $155,000 for Ms. Uleau effective as of July 19, 2021.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Prior to July 9, 2021, the Board was a classified board divided into three classes, namely, Class I, Class II and Class III, each consisting of one director. Effective as of July 9, 2021, the Board increased the size of the Board from three members to four members, increased the number of Class I directors from one director to two directors and amended Section 1(a) of Article III of the By-Laws of the Company to provide that the Board consists of four directors.

Item 7.01	Regulation FD Disclosure.

On July 13, 2021, the Company announced the appointment of Mr. Vitale as a member of the Board effective as of July 9, 2021. The press release is attached hereto as Exhibit 99.1 and is hereby incorporated into this Item 7.01. The information contained in the press release is being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	By-laws, as amended.
99.1	Press Release, dated July 13, 2021, issued by AMREP Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP Corporation

Date: July 13, 2021	By:	/s/ Christopher V. Vitale
Name: Christopher V. Vitale
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	By-laws, as amended.
99.1	Press Release, dated July 13, 2021, issued by AMREP Corporation.